UNITED STATES
                        SECURITIES & EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20449

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   October 5, 2006
                                                    ---------------


                         Delta Woodside Industries, Inc.
           ----------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                 South Carolina
                          ---------------------------
                          (State of Other Jurisdiction
                                of Incorporation)

       1-10095                                          57-0535180
-----------------------                      ---------------------------------
(Commission File Number)                     (IRS Employer Identification No.)

            700 North Woods Drive, Fountain Inn, South Carolina 29644
               (Address of Principal Executive Offices)       (Zip Code)

                                 (864) 255-4100
                         (Registrant's Telephone Number
                              Including Area Code)

                                 Not Applicable
                       ----------------------------------
                         (Former Name or Former Address,
                          if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The   information   set  forth  in  Item  1.03  below   under  the   subheadings
"Debtor-in-Possession Financing," "Reduction in Director Compensation" and "Agreement Regarding Certain D&O Insurance" is incorporated herein by reference.

Item 1.03. Bankruptcy or Receivership.

Chapter 11 Petitions Filed. On October 13, 2006, Delta Woodside Industries, Inc. ("Delta Woodside"), Delta Mills, Inc. ("Delta Mills"), a wholly-owned subsidiary of Delta Woodside, and Delta Mills Marketing, Inc. ("DMMI"), the wholly owned subsidiary of Delta Mills (collectively referred to as the "Companies"), filed voluntary petitions for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court").

The Companies are operating as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code, and the directors and officers of each of the Companies are expected to continue to oversee the operations of their respective company, subject to supervision and orders of the Bankruptcy Court for matters outside the ordinary course of business.

The Companies intend to proceed immediately after filing of the bankruptcy petition with an orderly wind-down of the operations of the Companies designed to result in a liquidation and distribution to creditors. As part of an orderly wind-down process, Delta Mills intends to fill most existing orders from its customers and to continue to operate the Beattie plant for a period of several weeks and its Delta 3 finishing plant for a longer period.

The Companies intend to petition the Bankruptcy Court to permit them to solicit bids over approximately a ten day period for a sale of most of the assets of the Companies as a going concern under Section 363 of the Bankruptcy Code. The operating periods for the Beattie and Delta 3 plants are expected to exceed the
Section 363 bidding period, and, if the Companies receive a bid to acquire some or all of their assets as a going concern that the Companies determine is in the best interest of the estates of the Companies and their creditors as a whole, and the Bankruptcy Court approves the sale, operations of the Beattie and/or Delta 3 plants would be continued as appropriate to facilitate consummation of the Section 363 sale. Any bid accepted by the Companies would be subject to Bankruptcy Court approval. There can be no assurance that the Bankruptcy Court will authorize the auction, that the Companies will receive any bids that they deem in the best interest of the estates of the Companies and their creditors as a whole or that the Bankruptcy Court would approve any bid accepted by the Companies.

Prior to filing their bankruptcy petitions, the Companies were negotiating a potential sale of a majority of their assets as a going concern to a potential acquiror; however, the parties were unable to agree on terms that the Companies' Boards of Directors believed were in the best interest of the Companies and their creditors as a whole, and negotiations were terminated shortly before the Companies filed their bankruptcy petitions.

Debtor-in-Possession Financing. In connection with the bankruptcy petition, Delta Mills, Inc. expects to enter into a Ratification and Amendment Agreement (the "Ratification Agreement") with GMAC Commercial Finance LLC ("GMAC"), to amend Delta Mills' existing revolving credit facility and factoring arrangements with GMAC to provide debtor-in-possession financing to Delta Mills and continued factoring of Delta Mills' accounts receivable post-petition pursuant to its existing factoring arrangements with GMAC. Under Delta Mills' credit facility as it would be amended by the Ratification Agreement, GMAC would make advances and issue letters of credit up to a maximum of the lesser of $20,000,000 or the existing borrowing base calculation. The borrowing base would be subject to a $3,000,000 availability block. To secure obligations to GMAC under the credit facility and factoring arrangements (each as amended by the Ratification Agreement), Delta Mills would grant to GMAC a security interest in and liens on substantially all of its assets, including both real and personal property. The Ratification Agreement is subject to approval of the Bankruptcy Court, and the Companies intend to file a first-day motion requesting the approval of the Bankruptcy Court; however, there can be no assurance that the Bankruptcy Court will approve the Ratification Agreement.

Reduction in Director Compensation. Under the director compensation plan of Delta Woodside Industries, Inc. ("Delta Woodside"), directors who are not employees of Delta Woodside are entitled to annual director compensation in the form of both cash and Delta Woodside stock. On October 5, 2006 Delta Woodside's directors ratified and approved the elimination of the Delta Woodside stock component of the directors' compensation. The cash portion of the directors' fees was not modified.

Agreement Regarding Certain D&O Insurance. Delta Woodside has in place a policy providing for directors and officers liability insurance with Carolina Casualty Insurance Company ("Carolina Casualty"). Consistent with the purposes of directors and officers liability insurance, on October 5, 2006, Delta Woodside agreed (1) to allow directors and officers covered under the policy to directly give notice of claims on behalf of Delta Woodside to Carolina Casualty, (2) to allow directors and officers covered under the policy to act on behalf of Delta Woodside to pay the premium and make the election required in order to extend the reporting period for claims under the policy (sometimes referred to as "tail coverage"), should Delta Woodside choose not to make such a premium payment, or, in certain circumstances, to request an offer from Carolina Casualty regarding an extension of the reporting period, and (3) to not terminate the Carolina Casualty policy prior to its expiration date without the consent of the directors and officers covered by the policy.

Cessation of Filing 10-Ks and 10-Qs with the SEC. Delta Woodside intends promptly to send to the Securities and Exchange Commission (the "Commission") a request for no-action relief to allow it to modify its reporting obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act") to cease filing quarterly and annual reports (including its Annual Report on Form 10-K for the fiscal year ended July 1, 2006) and to instead file with the SEC under cover of a Current Report on Form 8-K copies of the financial reports that the Companies file with the Bankruptcy Court and Current Reports on Form 8-K to report certain other events such as material events relating to the liquidation of the Companies. There can be no assurance that the Commission will grant the requested relief. On September 29, 2006, Delta Mills and DMMI each filed a Form 15 Certification and Notice of Termination of Registration with the Commission in order to terminate its respective Exchange Act reporting obligations.

Item 2.04. Triggering  Events that  Accelerate  or Increase a Direct  Financial
           Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As a result of the filing of the bankruptcy petitions by Delta Mills and DMMI, all of Delta Mills' outstanding 9-5/8% Senior Notes originally due 2007 (the "Senior Notes") became immediately due and payable under the terms of the Indenture relating to the Senior Notes (the "Indenture"). Additional defaults exist under the Indenture as well, including without limitation, a default resulting from the failure of Delta Mills to make the $1,489,024 interest payment on the Senior Notes that was due on September 1, 2006 and its failure to file its Annual Report on Form 10-K for the fiscal year ended July 1, 2006, which the Indenture requires Delta Mills to file even if such filing is not required by SEC regulations. The Indenture provides that the Company must pay interest on overdue installments of interest without regard to any grace period at the rate of 10-5/8% per annum. Currently $30,940,750 in aggregate principal amount of the Senior Notes is outstanding.

Without the Ratification Agreement, the terms of Delta Mills' credit facility with GMAC provide that all amounts outstanding under the credit facility will become immediately due and payable as a result of the filing of the bankruptcy petitions described above, the terms of Delta Mills' factoring arrangement provide that the filing of the bankruptcy petitions would constitute an event of default, and the declaration of an event of default under the Senior Notes Indenture would also trigger a default under the existing GMAC credit facility and factoring arrangement. As of the close of business on October 11, 2006, the outstanding balance under the credit facility was $18,527,635.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On October 5, 2006, the Companies' boards of directors adopted resolutions authorizing the Companies to file voluntary petitions for bankruptcy protection under Chapter 11 of the Bankruptcy Code as described in Item 1.03 above. The Companies have experienced continued operating losses over the past several years primarily because of continued pressure from foreign imports and overcapacity in the domestic textile business, combined with increasing energy, raw material and production costs. Delta Mills has $30,940,750 in aggregate principal amount of its Senior Notes that mature on September 1, 2007 and has no reasonable prospects of satisfying them at maturity. Over the past several years, the Companies have examined and explored a number of potential alternatives to address their financial situation and have made efforts to restructure their debts outside of bankruptcy. Furthermore, as more fully described in the Form 8-K filed by Delta Woodside on September 1, 2006, in late August, 2006, the Companies were informed by their military supply customers that the Department of Defense's demand for products of the Companies' customers would be substantially lower than anticipated, and in fact would be below the minimum levels contained in the current in-force contracts with the Department of Defense awarded to the Companies' customers. As a result of this new information about future sales on the military side of the business, the Companies determined that they may not be able to continue business as a going concern and that the bankruptcy proceedings described above under Item 1.03 are the most likely way to maximize the recovery of the Companies' estates for the benefit of their creditors.

The Companies are operating as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code and intend to proceed immediately after filing of the bankruptcy petitions with an orderly wind-down of their operations designed to result in a liquidation and distribution to creditors. Subject to Bankruptcy Court approval, the Companies intend to seek bids for the sale under
Section 363 of the Bankruptcy Code of most of the Companies' assets as a going concern to one or more purchasers during the pendency of the bankruptcy proceeding. Whether and how many employees are ultimately terminated will depend on whether any portion of the Companies' business is sold as a going concern in a Section 363 process. The Companies expect to incur substantial charges and costs in connection with the planned liquidation; however, the Companies are not currently able to estimate the expected ranges of charges and costs. The Companies expect to complete their liquidation in approximately 12 to 15 months, however, there can be no assurance of completion within this timeframe.

Item 8.01. Other Events.

Delta Mills previously contracted to sell its Pamplico plant and the adjacent real estate totaling approximately 145 acres (together, the "Pamplico Property") to a potential buyer for approximately $2.25 million. The potential buyer failed to close on the purchase of the Pamplico Property by September 6, 2006, as required under the contract, and Delta Mills terminated the contract and retained $50,000 of forfeited earnest money. Delta Mills and the potential buyer are currently in negotiations about a possible reinstatement and amendment of the contract that would allow the potential buyer until as late as November 30, 2006 to close on the Pamplico Property; however, Delta Mills would have the right (exercisable in its sole discretion) at any time prior to November 30, 2006 to accelerate the date of closing by sending the potential buyer a written notice. If Delta Mills were to exercise this acceleration right, the potential buyer would be required to purchase the Pamplico Property no later than five (5) business days after such notice is given to the potential buyer by Delta Mills. In the event that Delta Mills were to exercise this acceleration right and the potential buyer were to fail to close on the Pamplico Property within the five
(5) business days period after such notice, Delta Mills would have the immediate right (exercisable in its sole discretion) to terminate the agreement. The amendment being discussed would contain a provision whereby the potential buyer agrees and acknowledges that Delta Mills has the right to re-market the Pamplico Property for sale to other parties. Delta Mills does not know whether any such agreement will be reached or whether the potential buyer ultimately will have the means to close on the proposed purchase. There can, therefore, be no assurance that Delta Mills will be able to sell the Pamplico Property on acceptable terms or at all.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         DELTA WOODSIDE INDUSTRIES, INC.

Date:  October 13, 2006                              By: /s/ W. H. Hardman, Jr.
                                                     --------------------------
                                                     W.H.  Hardman,   Jr.  Chief
                                                     Financial Officer